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                                                                Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of Bunge Limited on Form F-1 of our report related to Manah S.A. and Subsidiaries dated January 12, 2001, and our report related to Fertifos Administracao e Participacao S.A. and Subsidiaries dated January 12, 2001, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.




DELOITTE TOUCHE TOHMATSU
Auditores, Independentes
Sao Paulo, Brazil
February 6, 2002